Exhibit 99

Accenture Reports Strong Third-Quarter Fiscal 2018 Results

-- Revenues increase 16% in U.S. dollars and 11% in local currency to $10.3 billion --

-- EPS of $1.60 include a $0.19 charge related to tax law changes; excluding this charge, EPS are $1.79, up 18% from adjusted EPS of $1.52 in the third quarter last year --

-- Operating income is $1.62 billion, up 18% from adjusted operating income of $1.38 billion in the third quarter last year; operating margin is 15.7%, an expansion of 20 basis points from adjusted operating margin of 15.5% in the third quarter last year --

-- New bookings are $11.7 billion, with consulting bookings of $5.9 billion and outsourcing bookings of $5.8 billion --

-- Accenture updates business outlook for fiscal 2018; raises range for full-year revenue growth to 9.5-10% in local currency; raises outlook for adjusted EPS to $6.66 to $6.71; and raises outlook for free cash flow to $4.9 billion to $5.2 billion --

NEW YORK; June 28, 2018 — Accenture (NYSE: ACN) reported financial results for the third quarter of fiscal 2018, ended May 31, 2018, with net revenues of $10.3 billion, an increase of 16 percent in U.S. dollars and 11 percent in local currency over the same period last year.

Diluted earnings per share were $1.60; excluding a charge of $122 million, or $0.19 per share, related to tax law changes, diluted EPS were $1.79. Diluted EPS for the third quarter last year were $1.05; excluding a pension settlement charge of $510 million, pre-tax, or $0.47 per share, diluted EPS were $1.52. On an adjusted basis, diluted EPS increased 18 percent over the same period last year.

Operating income for the quarter was $1.62 billion, or 15.7 percent of net revenues, compared with $865 million, or 9.8 percent of net revenues, for the third quarter last year, which included the $510 million pension settlement charge. Excluding this charge, operating income for the third quarter last year was $1.38 billion, or 15.5 percent of net revenues.

New bookings for the quarter were $11.7 billion, with consulting bookings of $5.9 billion and outsourcing bookings of $5.8 billion.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We delivered outstanding financial results for the third quarter. I am particularly pleased with our record new bookings of $11.7 billion and our double-digit revenue growth, which again was exceptionally balanced across the dimensions of our business. We grew EPS 18 percent on an adjusted basis, expanded operating margin, generated very strong free cash flow and returned $1.6 billion in cash to our shareholders.

“We are clearly benefiting from our unique position as the end-to-end leader operating at scale in the New – digital, cloud and security services, which now account for approximately 60 percent of total revenues. We continue to invest to build highly differentiated capabilities and capture new growth opportunities. These investments and our innovation-led approach position us very well to continue gaining market share and delivering value for our clients and shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the third quarter of fiscal 2018 were $10.31 billion, compared with $8.87 billion for the third quarter of fiscal 2017, an increase of 16 percent in U.S. dollars and 11 percent in local currency, above the company’s guided range of $9.90 billion to $10.15 billion. The foreign-exchange impact for the quarter was approximately positive 5 percent, compared with the positive 5.5 percent assumption provided in the company’s second-quarter earnings release.

▪	Consulting net revenues for the quarter were $5.69 billion, an increase of 18 percent in U.S. dollars and 12 percent in local currency compared with the third quarter of fiscal 2017.

▪	Outsourcing net revenues were $4.63 billion, an increase of 14 percent in U.S. dollars and 10 percent in local currency compared with the third quarter of fiscal 2017.

Diluted EPS for the quarter were $1.60; excluding the $0.19 charge related to tax law changes, EPS were $1.79. Diluted EPS for the third quarter last year were $1.05; excluding the pension settlement charge of $0.47 per share, EPS were $1.52. The $0.27, or 18 percent, increase in EPS on an adjusted basis reflects:

▪	a $0.28 increase from higher revenue and operating results; and

▪	a $0.01 increase from a lower share count;

partially offset by

▪	a $0.01 decrease from a higher effective tax rate; and

▪	a $0.01 decrease from higher non-operating expense.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 32.2 percent, compared with 32.8 percent for the third quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.70 billion, or 16.5 percent of net revenues, compared with $1.53 billion, or 17.3 percent of net revenues, for the third quarter last year.

Operating income for the quarter was $1.62 billion, or 15.7 percent of net revenues, compared with $865 million, or 9.8 percent of net revenues, for the third quarter last year, which included the $510 million pension settlement charge. Excluding this charge, operating income for the third quarter last year was $1.38 billion, or 15.5 percent of net revenues. On an adjusted basis, operating income for the third quarter of fiscal 2018 increased 18 percent and operating margin expanded 20 basis points.

The company’s effective tax rate for the quarter was 34.4 percent, compared with 19.4 percent for the third quarter last year. Excluding the impact of the charge in the third quarter of fiscal 2018 related to tax law changes, and the pension settlement charge in the third quarter last year, the effective tax rates were 26.8 percent and 26.6 percent, respectively.

Net income for the quarter was $1.06 billion, compared with $705 million for the third quarter last year. Excluding the $122 million charge in the third quarter of fiscal 2018 related to tax law changes, and the $312 million after-tax impact of the pension settlement charge in the third quarter last year, net income was $1.18 billion and $1.02 billion, respectively.

Operating cash flow for the quarter was $1.99 billion, and property and equipment additions were $174 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.81 billion. For the same period last year, operating cash flow was $1.79 billion; property and equipment additions were $136 million; and free cash flow was $1.66 billion.

Days services outstanding, or DSOs, were 39 days at May 31, 2018, compared with 39 days at Aug. 31, 2017 and 41 days at May 31, 2017.

Accenture’s total cash balance at May 31, 2018 was $3.9 billion, compared with $4.1 billion at Aug. 31, 2017.

New Bookings

New bookings for the third quarter were $11.7 billion and reflect a positive 5 percent foreign-currency impact compared with new bookings in the third quarter last year.

▪	Consulting new bookings were $5.9 billion, or 50 percent of total new bookings.

▪	Outsourcing new bookings were $5.8 billion, or 50 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

▪	Communications, Media & Technology: $2.13 billion, compared with $1.75 billion for the third quarter of fiscal 2017, an increase of 22 percent in U.S. dollars and 18 percent in local currency.

▪	Financial Services: $2.14 billion, compared with $1.87 billion for the third quarter of fiscal 2017, an increase of 15 percent in U.S. dollars and 8 percent in local currency.

▪	Health & Public Service: $1.70 billion, compared with $1.55 billion for the third quarter of fiscal 2017, an increase of 10 percent in U.S. dollars and 7 percent in local currency.

▪	Products: $2.84 billion, compared with $2.43 billion for the third quarter of fiscal 2017, an increase of 17 percent in U.S. dollars and 11 percent in local currency.

▪	Resources: $1.47 billion, compared with $1.25 billion for the third quarter of fiscal 2017, an increase of 18 percent in U.S. dollars and 12 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the third quarter of fiscal 2018 were as follows:

▪	North America: $4.58 billion, compared with $4.12 billion for the third quarter of fiscal 2017, an increase of 11 percent in both U.S. dollars and local currency.

▪	Europe: $3.73 billion, compared with $3.06 billion for the third quarter of fiscal 2017, an increase of 22 percent in U.S. dollars and 9 percent in local currency.

▪	Growth Markets: $2.00 billion, compared with $1.68 billion for the third quarter of fiscal 2017, an increase of 19 percent in U.S. dollars and 17 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

On May 15, 2018, a semi-annual cash dividend of $1.33 per share was paid on Accenture plc Class A ordinary shares to shareholders of record at the close of business on April 12, 2018.

Combined with the semi-annual cash dividend of $1.33 per share paid on Nov. 15, 2017, this brings the total dividend payments for the fiscal year to $2.66 per share, for total cash dividend payments of approximately $1.71 billion.

Share Repurchase Activity

During the third quarter of fiscal 2018, Accenture repurchased or redeemed 4.7 million shares, including 4.5 million shares repurchased in the open market, for a total of $720 million. This brings Accenture’s total share repurchases and redemptions for the first three quarters of fiscal 2018 to 13.9 million shares, including 10.6 million shares repurchased in the open market, for a total of $2.09 billion.

Accenture’s total remaining share repurchase authority at May 31, 2018 was approximately $1.45 billion.

At May 31, 2018, Accenture had approximately 642 million total shares outstanding, including 641 million Accenture plc Class A ordinary shares and minority holdings of 1 million shares (Accenture Canada Holdings Inc. exchangeable shares).

Business Outlook

Fourth Quarter Fiscal 2018

Accenture expects net revenues for the fourth quarter of fiscal 2018 to be in the range of $9.80 billion to $10.05 billion, 7 percent to 10 percent growth in local currency, reflecting the company’s assumption of a flat foreign-exchange impact compared with the fourth quarter of fiscal 2017.

Fiscal Year 2018

Accenture’s business outlook for the full 2018 fiscal year now assumes that the foreign-exchange impact on its results in U.S. dollars will be positive 3.0 percent compared with fiscal 2017; the previous foreign-exchange assumption was positive 4.0 percent.

For fiscal 2018, the company now expects net revenue growth to be in the range of 9.5 percent to 10 percent in local currency, compared with 7 percent to 9 percent previously.

The company now expects GAAP diluted EPS to be in the range of $6.26 to $6.31, including a $0.40 impact from charges related to tax law changes, compared with $6.40 to $6.49 previously, which included a $0.21 charge related to tax law changes. Excluding the charges, the company now expects EPS to be in the range of $6.66 to $6.71, compared with $6.61 to $6.70 previously.

Accenture continues to expect operating margin for the full fiscal year to be 14.8 percent, consistent with the adjusted operating margin for fiscal 2017.

For fiscal 2018, the company now expects operating cash flow to be in the range of $5.5 billion to $5.8 billion, compared with $5.2 billion to $5.5 billion previously; continues to expect property and equipment additions to be $600 million; and now expects free cash flow to be in the range of $4.9 billion to $5.2 billion, compared with $4.6 billion to $4.9 billion previously.

The company now expects its GAAP annual effective tax rate to be in the range of 27 percent to 28 percent, compared with 24 percent to 26 percent previously. Excluding the impact of the charges related to tax law changes, the company now expects its annual effective tax rate to be in the range of 22.5 percent to 23.5 percent, compared with 22 percent to 24 percent previously.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its third-quarter financial results. To participate, please dial +1 (800) 230-1059 [+1 (612) 234-9959 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, June 28, and continuing until Thursday, Sept. 27, 2018. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, Sept. 27, 2018. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 449817 from 10:30 a.m. EDT today, June 28, through Thursday, Sept. 27, 2018.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions – underpinned by the world’s largest delivery network – Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With 449,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Additional Information

Accenture discloses information about “the New” – digital, cloud and security services – to provide additional insights into the company’s business. Net revenues for “the New” are approximate, require judgment to allocate revenues for arrangements with multiple offerings and may be modified to reflect periodic changes to the definition of “the New.”

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the changing technological environment could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data from security breaches or cyberattacks; the markets in which the company operates are highly competitive, and the company might not be able to compete effectively; the company’s profitability could suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; changes in our level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on our effective tax rate, results of operations, cash flows and financial condition; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company might not be successful at identifying, acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; the company’s global delivery capability is concentrated in India and the Philippines, which may expose it to operational risks; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; adverse changes to the company’s relationships with key alliance partners or in the business of its key alliance partners could adversely affect the company’s results of operations; if the company is unable to protect its intellectual property rights or if the company’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contacts:

Stacey Jones
Accenture Media Relations
+1 (917) 452-6561
stacey.jones@accenture.com

Angie Park
Accenture Investor Relations
+1 (703) 947-2401
angie.park@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	May 31, 2018	% of Net Revenues	May 31, 2017	% of Net Revenues	May 31, 2018	% of Net Revenues	May 31, 2017	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$10,314,999	100%	$8,867,036	100%	$29,423,663	100%	$25,700,224	100%
Reimbursements	523,855		489,751		1,537,516		1,424,348
Revenues	10,838,854		9,356,787		30,961,179		27,124,572
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	6,995,871	67.8%	5,957,405	67.2%	20,203,881	68.7%	17,556,405	68.3%
Reimbursable expenses	523,855		489,751		1,537,516		1,424,348
Cost of services	7,519,726		6,447,156		21,741,397		18,980,753
Sales and marketing	1,107,138	10.7%	986,228	11.1%	3,108,316	10.6%	2,746,544	10.7%
General and administrative costs	592,264	5.7%	548,175	6.2%	1,723,096	5.9%	1,551,435	6.0%
Pension settlement charge	—	—%	509,793	5.7%	—	—%	509,793	2.0%
Total operating expenses	9,219,128		8,491,352		26,572,809		23,788,525
OPERATING INCOME	1,619,726	15.7%	865,435	9.8%	4,388,370	14.9%	3,336,047	13.0%
Interest income	12,687		8,549		33,582		25,574
Interest expense	(5,839)		(3,613)		(14,386)		(10,637)
Other income (expense), net	(14,016)		(4,213)		(56,087)		(22,846)
Gain (loss) on sale of businesses	—		8,242		—		(4,107)
INCOME BEFORE INCOME TAXES	1,612,558	15.6%	874,400	9.9%	4,351,479	14.8%	3,324,031	12.9%
Provision for income taxes	554,417		169,599		1,185,256		672,273
NET INCOME	1,058,141	10.3%	704,801	7.9%	3,166,223	10.8%	2,651,758	10.3%
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc.	(6,997)		(23,024)		(93,531)		(107,437)
Net income attributable to noncontrolling interests – other (1)	(8,124)		(12,309)		(42,309)		(31,625)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,043,020	10.1%	$669,468	7.6%	$3,030,383	10.3%	$2,512,696	9.8%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,043,020		$669,468		$3,030,383		$2,512,696
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc. (2)	6,997		23,024		93,531		107,437
Net income for diluted earnings per share calculation	$1,050,017		$692,492		$3,123,914		$2,620,133
EARNINGS PER SHARE:
-Basic	$1.63		$1.08		$4.85		$4.05
-Diluted	$1.60		$1.05		$4.76		$3.96
WEIGHTED AVERAGE SHARES:
-Basic	639,217,344		619,436,804		624,365,464		621,025,256
-Diluted	654,600,026		658,770,425		655,739,568		661,130,306
Cash dividends per share	$1.33		$1.21		$2.66		$2.42
_________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis and the redemption of all Accenture Holdings plc ordinary shares owned by holders of noncontrolling interests prior to March 13, 2018, when these were redeemed for Accenture class A ordinary shares. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase U.S. Dollars	Percent Increase Local Currency
	Three Months Ended
	May 31, 2018	May 31, 2017
OPERATING GROUPS
Communications, Media & Technology	$2,133,796	$1,754,657	22%	18%
Financial Services	2,143,196	1,865,071	15	8
Health & Public Service	1,703,676	1,554,424	10	7
Products	2,842,624	2,429,140	17	11
Resources	1,469,293	1,245,875	18	12
Other	22,414	17,869	n/m	n/m
TOTAL Net Revenues	10,314,999	8,867,036	16%	11%
Reimbursements	523,855	489,751	7
TOTAL REVENUES	$10,838,854	$9,356,787	16%
GEOGRAPHY (1)
North America	$4,579,305	$4,122,850	11%	11%
Europe	3,732,784	3,061,205	22	9
Growth Markets	2,002,910	1,682,981	19	17
TOTAL Net Revenues	$10,314,999	$8,867,036	16%	11%
TYPE OF WORK
Consulting	$5,686,674	$4,820,444	18%	12%
Outsourcing	4,628,325	4,046,592	14	10
TOTAL Net Revenues	$10,314,999	$8,867,036	16%	11%

			Percent Increase U.S. Dollars	Percent Increase Local Currency
	Nine Months Ended
	May 31, 2018	May 31, 2017
OPERATING GROUPS
Communications, Media & Technology	$5,938,389	$5,061,581	17%	14%
Financial Services	6,227,237	5,444,451	14	9
Health & Public Service	4,980,155	4,566,762	9	7
Products	8,057,985	7,014,137	15	10
Resources	4,139,507	3,585,458	15	11
Other	80,390	27,835	n/m	n/m
TOTAL Net Revenues	29,423,663	25,700,224	14%	10%
Reimbursements	1,537,516	1,424,348	8
TOTAL REVENUES	$30,961,179	$27,124,572	14%
GEOGRAPHY (1)
North America	$13,141,223	$12,060,014	9%	8%
Europe	10,666,848	8,861,482	20	10
Growth Markets	5,615,592	4,778,728	18	16
TOTAL Net Revenues	$29,423,663	$25,700,224	14%	10%
TYPE OF WORK
Consulting	$16,030,070	$13,819,448	16%	12%
Outsourcing	13,393,593	11,880,776	13	9
TOTAL Net Revenues	$29,423,663	$25,700,224	14%	10%
_________
n/m = not meaningful

(1)
Effective September 1, 2017, we revised the reporting of our geographic regions as follows: North America (the United States and Canada), Europe and Growth Markets (Asia Pacific, Latin America, Africa, the Middle East and Turkey). Four countries, including Russia, were previously in Growth Markets, but are now included in Europe. Prior period amounts have been reclassified to conform to the current period presentation.

ACCENTURE PLC
RECONCILIATION OF OPERATING INCOME, AS REPORTED (GAAP), TO ADJUSTED OPERATING INCOME (NON-GAAP)
(In thousands of U.S. Dollars)
(Unaudited)

	Three Months Ended
	May 31, 2018		May 31, 2017
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$383,359	18%	$286,931	16%	$96,428
Financial Services	382,530	18	321,052	17	61,478
Health & Public Service	216,218	13	206,570	13	9,648
Products	452,573	16	402,558	17	50,015
Resources	185,046	13	158,117	13	26,929
Pension Settlement Charge (1)	—	—	(509,793)	—	509,793
Operating Income (GAAP)	1,619,726	15.7%	865,435	9.8%	754,291
Pension Settlement Charge (1)	—		509,793		(509,793)
Adjusted Operating Income (non-GAAP)	$1,619,726	15.7%	$1,375,228	15.5%	$244,498

	Nine Months Ended
	May 31, 2018		May 31, 2017
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$993,887	17%	$759,513	15%	$234,374
Financial Services	1,059,710	17	908,705	17	151,005
Health & Public Service	594,827	12	594,912	13	(85)
Products	1,237,076	15	1,175,019	17	62,057
Resources	502,870	12	407,691	11	95,179
Pension Settlement Charge (1)	—	—	(509,793)	—	509,793
Operating Income (GAAP)	4,388,370	14.9%	3,336,047	13.0%	1,052,323
Pension Settlement Charge (1)	—		509,793		(509,793)
Adjusted Operating Income (non-GAAP)	$4,388,370	14.9%	$3,845,840	15.0%	$542,530
_______________
(1) Represents pension settlement charge related to the termination of our U.S. pension plan.

ACCENTURE PLC

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	May 31, 2018			May 31, 2017
	As Reported (GAAP)	Tax Law Changes (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Pension Settlement Charge (2)	Adjusted (Non-GAAP)
Income before income taxes	$1,612,558	$—	$1,612,558	$874,400	$509,793	$1,384,193
Provision for income taxes	554,417	(121,774)	432,643	169,599	198,219	367,818
Net income	$1,058,141	$121,774	$1,179,915	$704,801	$311,574	$1,016,375

Effective tax rate	34.4%		26.8%	19.4%		26.6%
Diluted earnings per share	$1.60	$0.19	$1.79	$1.05	$0.47	$1.52

	Nine Months Ended
	May 31, 2018			May 31, 2017
	As Reported (GAAP)	Tax Law Changes (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Pension Settlement Charge (2)	Adjusted (Non-GAAP)
Income before income taxes	$4,351,479	$—	$4,351,479	$3,324,031	$509,793	$3,833,824
Provision for income taxes	1,185,256	(258,498)	926,758	672,273	198,219	870,492
Net Income	$3,166,223	$258,498	$3,424,721	$2,651,758	$311,574	$2,963,332

Effective tax rate	27.2%		21.3%	20.2%		22.7%
Diluted earnings per share	$4.76	$0.40	$5.16	$3.96	$0.47	$4.43
_______________
(1) Represents the tax expense associated with tax law changes.
(2) Represents pension settlement charge related to the termination of our U.S. pension plan.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	May 31, 2018	August 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,928,845	$4,126,860
Short-term investments	3,261	3,011
Receivables from clients, net	4,986,652	4,569,214
Unbilled services, net	2,460,047	2,316,043
Other current assets	958,067	1,082,161
Total current assets	12,336,872	12,097,289
NON-CURRENT ASSETS:
Unbilled services, net	42,465	40,938
Investments	208,557	211,610
Property and equipment, net	1,228,946	1,140,598
Goodwill	5,275,293	5,002,352
Other non-current assets	4,158,660	4,197,103
Total non-current assets	10,913,921	10,592,601
TOTAL ASSETS	$23,250,793	$22,689,890
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$2,840	$2,907
Accounts payable	1,388,989	1,525,065
Deferred revenues	2,744,402	2,669,520
Accrued payroll and related benefits	4,000,562	4,060,364
Other accrued liabilities	1,416,803	1,566,423
Total current liabilities	9,553,596	9,824,279
NON-CURRENT LIABILITIES:
Long-term debt	25,958	22,163
Other non-current liabilities	3,518,503	3,133,248
Total non-current liabilities	3,544,461	3,155,411
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	9,797,325	8,949,477
NONCONTROLLING INTERESTS	355,411	760,723
TOTAL SHAREHOLDERS’ EQUITY	10,152,736	9,710,200
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$23,250,793	$22,689,890

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31, 2018	May 31, 2017	May 31, 2018	May 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,058,141	$704,801	$3,166,223	$2,651,758
Depreciation, amortization and asset impairments	238,389	194,480	691,686	569,720
Share-based compensation expense	245,900	209,614	751,826	611,937
Pension settlement charge	—	460,908	—	460,908
(Gain) loss on sale of businesses	—	(8,242)	—	4,107
Change in assets and liabilities/other, net	445,108	231,011	(692,302)	(1,267,273)
Net cash provided by (used in) operating activities	1,987,538	1,792,572	3,917,433	3,031,157
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(173,556)	(135,811)	(439,804)	(324,773)
Purchases of businesses and investments, net of cash acquired	(112,298)	(412,302)	(456,402)	(1,241,500)
Proceeds from the sale of businesses and investments, net of cash transferred	14,723	(1,268)	14,325	(24,189)
Other investing, net	1,130	1,684	7,245	8,977
Net cash provided by (used in) investing activities	(270,001)	(547,697)	(874,636)	(1,581,485)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	283,605	250,019	666,830	600,920
Purchases of shares	(720,185)	(588,622)	(2,087,270)	(1,992,205)
Cash dividends paid	(855,110)	(782,451)	(1,708,724)	(1,567,578)
Other financing, net	(3,498)	(2,522)	(48,248)	(8,808)
Net cash provided by (used in) financing activities	(1,295,188)	(1,123,576)	(3,177,412)	(2,967,671)
Effect of exchange rate changes on cash and cash equivalents	(88,583)	22,047	(63,400)	(5,402)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	333,766	143,346	(198,015)	(1,523,401)
CASH AND CASH EQUIVALENTS, beginning of period	3,595,079	3,238,862	4,126,860	4,905,609
CASH AND CASH EQUIVALENTS, end of period	$3,928,845	$3,382,208	$3,928,845	$3,382,208